UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2015
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Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
Harsco Corporation (the "Company") is filing this Current Report on Form 8-K to provide financial information that revises and corrects historic financial information to reflect the impact of the revision noted below as well as all previously disclosed immaterial out-of-period adjustments, including tax adjustments. In order to assist investors, the Company is revising previously reported financial information to reflect the impact of the revisions described below.

As previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, the Company identified an error that would have had the net effect of decreasing after-tax income by $7.5 million, related to an unasserted multiemployer pension plan withdrawal liability that should have been recorded by the Company in the fourth quarter of 2012. The Company became aware of a potential withdrawal liability during the first quarter of 2015 and followed the Company's standard procedure of engaging outside experts to determine the amount of potential liability. Based on these procedures, the Company determined it had triggered a partial withdrawal during the fourth quarter of 2012 due to a decrease in hours worked by the Company's employees who participate in the plan and that such amount should have been accrued in that period. The Company assessed the individual and aggregate impact of this error on the current year and all prior periods and determined that the cumulative effect of this error was material to both the first quarter and expected full-year 2015 results, but did not result in a material misstatement to any previously issued annual or quarterly financial statements.
The audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) did not reflect the impact of the above revision. The following portions of the Form 10-K, including audited financial statements for the three years ended December 31, 2014, and as of December 31, 2014 and December 31, 2013, have been updated to reflect the impact of the above revision as well as all previously disclosed immaterial out-of-period adjustments, including tax adjustments, for the financial statements originally filed with the Form 10-K and are filed herewith as Exhibit 99.1 and incorporated herein by reference:

•	Item 1 - Business

•	Item 6 - Selected Financial Data

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Consistent with the correction of the above noted immaterial out-of-period adjustments, including tax adjustments, as discussed in Note 2 to the Consolidated Financial Statements, the Company's net loss decreased by $1.1 million for the year ended December 31, 2011 and the Company's net income decreased by $3.1 million for the year ended December 31, 2010.

•	Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8 - Financial Statements and Supplementary Data

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Consistent with the correction of the above noted immaterial out-of-period adjustments, including tax adjustments, as discussed in Note 2 to the Consolidated Financial Statements, the Company's net income (loss) attributable to Harsco Corporation decreased by $0.9 million, increased by $1.4 million, increased by $1.0 million and increased by $1.2 million for first, second, third and fourth quarters of 2014, respectively, and increased $0.3 million, decreased $4.0 million, decreased $0.8 million and decreased $0.3 million for first, second, third, and fourth quarters of 2013, respectively.

•	Item 15 Exhibits and Financial Statement Schedules
This Current Report on Form 8-K does not reflect events or disclosures occurring after the filing of the Form 10-K and does not modify or update the disclosures therein in any way, other than as described above.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.    Description

12	Computation of Ratio of Earnings to Fixed Charges

23	Consent of Independent Registered Public Accounting Firm

99	Update to Selected Items of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014

101
The following financial statements from Harsco Corporation's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 2, 2015, as revised by this Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2015, formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets; (ii) the Consolidated Statements of Operations; (iii) the Consolidated Statements of Cash Flows; (iv) the Consolidated Statements of Changes in Equity; (v) the Consolidated Statements of Comprehensive Income (Loss) and (vi) the Notes to the Consolidated Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	June 1, 2015	By:	/s/ Peter F. Minan
Peter F. Minan
Chief Financial Officer